                                                                   Exhibit 10.13

                           OCEN COMMUNICATIONS, INC.




                                ---------------

                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                                ---------------





                               January __, 2000

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.   Registration Rights...................................................................................       1
     1.1   Definitions.....................................................................................       1
     1.2   Request for Registration........................................................................       2
     1.3   Company Registration............................................................................       4
     1.4   Obligations of the Company......................................................................       4
     1.5   Furnish Information.............................................................................       6
     1.6   Expenses of Demand Registration.................................................................       6
     1.7   Expenses of Company Registration................................................................       7
     1.8   Underwriting Requirements.......................................................................       7
     1.9   Delay of Registration...........................................................................       8
     1.10  Indemnification.................................................................................       8
     1.11  Reports Under Securities Exchange Act of 1934...................................................       9
     1.12  Form S-3 Registration...........................................................................      10
     1.13  Limitations on Subsequent Registration Rights...................................................      11
     1.14  "Market Stand-Off" Agreement....................................................................      11
     1.15  Termination of Registration Rights..............................................................      12

2.   Right Of First Offer..................................................................................      12
     2.1   Company Requirements............................................................................      12
     2.2   Termination.....................................................................................      13

3.   Right of First Refusal................................................................................      14

4.   Information Rights....................................................................................      14
     4.1   Financial Information...........................................................................      14
     4.2   Inspection Rights...............................................................................      15
     4.3   Termination of Information Rights...............................................................      15

5.   Assignment of Rights..................................................................................      15
     5.1   Assignment......................................................................................      15

6.   Miscellaneous.........................................................................................      16
     6.1   Successors and Assigns..........................................................................      16
     6.2   Governing Law...................................................................................      16
     6.3   Counterparts....................................................................................      16
     6.4   Titles and Subtitles............................................................................      16
     6.5   Notices.........................................................................................      16
     6.6   Expenses........................................................................................      16
     6.7   Amendments and Waivers..........................................................................      16
     6.8   Severability....................................................................................      16
     6.9   Aggregation of Stock............................................................................      17
     6.10  Entire Agreement; Superseding Effect............................................................      17

                                      i.

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
               ------------------------------------------------

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the ____ day of January, 2000, by and among oCen Communications, Inc., a California corporation (the "Company"), and the parties listed on Schedule A hereto (collectively, the "Investors" and each individually, an "Investor").

                                   RECITALS
                                   --------

          WHEREAS, the Company and certain of the Investors (the "Series A, B and C Investors") are parties to an Amended and Restated Investors' Rights Agreement dated as of November __, 1999 (the "Investors' Rights Agreement"), and wish to amend and restate the Investors' Rights Agreement upon the terms and condition set forth herein.

          WHEREAS, the Company and certain of the Investors (the "Series D Investors") are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement"); and

          WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce the Series D Investors to invest funds in the Company pursuant to the Series D Agreement, the Series A, B and C Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

          NOW, THEREFORE, the parties hereby agree as follows:

          1.   Registration Rights. The Company covenants and agrees as follows:
               -------------------

          1.1  Definitions.  For purposes of this Agreement:
               -----------

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Common Stock" means the common stock, $0.001 par value, of the Company.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 5 hereof.

          (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (f) The term "Preferred Stock" means the Series A Preferred Stock, $0.001 par value, of the Company, the Series B Preferred Stock, $0.001 par value, of the Company, the Series C Preferred Stock, $.001 par value, of the Company and the Series D Preferred Stock, $0.001 par value, of the Company.

          (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) Common Stock issued to the Investors prior to the date of this Agreement; provided, however, that such Common Stock shall not be deemed Registrable Securities for purposes of Section 1.2 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned.

          (i) The number of shares of "Registrable Securities Then Outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (j)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) January __, 2003 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the issuance of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or any lesser percentage if the aggregate gross proceeds from the offering exceed $10,000,000) then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) use its best efforts to effect as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 6.5.

                                      2.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore beneficial to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected one registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;

               (ii) During the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                      3.

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3  Company Registration. If the Company proposes to register
               --------------------
(including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock option plan, stock purchase plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.5, the Company shall, subject to the provisions of
Section 1.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company. Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other

                                      4.

documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (j) In the event that the Underwriters' Representatives establish a directed share program (the "Program") in connection with the Company's initial registered offering, subject to applicable law and NASD requirements, the Company shall use its reasonable best

                                      5.

efforts to offer to each Investor holding more than 1,000,000 shares of Preferred Stock (a "Significant Investor") the opportunity to participate in the Program (shares subject to the Program are hereinafter referred to as the "Directed Shares"); provided, however, that in no event shall the aggregate
                    -----------------
number of Directed Shares exceed five (5) percent of the total number of shares to be sold in the initial registered offering (excluding the number of shares, if any, to be sold in connection with the exercise of the over-allotment option by the Underwriters' Representatives), and provided further, that the participation of any Significant Investor in the Program is conditioned upon the approval of such participation by the Underwriters' Representatives and the NASD. The number of Directed Shares that shall be allocated to each such Significant Investor shall be calculated on a pro rata basis, so that each Significant Investor shall have the option to purchase all or any part of that number of Directed Shares equal to the product obtained by multiplying (i) the aggregate number of Directed Shares by (ii) a fraction, the numerator of which is the total number of outstanding shares of Preferred Stock (stated on an as-converted basis, and as adjusted for stock splits, stock dividends, recapitalizations and the like) held by such Significant Investor immediately prior to the effectiveness of the Company's initial registered offering and the denominator of which is the total number of shares of the Company's Preferred Stock outstanding (stated on an as-converted basis, and as adjusted for stock splits, stock dividends, recapitalizations and the like) and Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) immediately prior to the effectiveness of the Company's initial registered offering. Each such Significant Investor shall have the option, but not the obligation, to purchase the number of Directed Shares (as calculated pursuant to the formula set forth in the preceding sentence) at the price per share at which such shares are sold to the public in such registration.

          1.5  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.6  Expenses of Demand Registration. All expenses, other than
               -------------------------------
underwriting discounts and commissions and fees and expenses of counsel to the Holders incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company, except that the Company shall be required to pay up to but no more than $15,000 of the fees and expenses incurred by one special legal counsel to such selling Holders, any additional expenses or fees incurred by the special counsel to the selling Holders shall be borne pro rata by such selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to their demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their

                                      6.

request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration. The Company shall bear and
               --------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto selected by them and up to $15,000 of the fees and expenses of one special counsel to such Holders, but excluding underwriting discounts and commissions and taxes relating to Registrable Securities.

          1.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company than the underwriters determine in their sole discretion is compatible with the success of the offering, then in such event the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however that any such limitation by the underwriters will be apportioned as follows: (i) first the Common Stock held by officers, directors or affiliates of the Company will be excluded from the registration, (ii) next the securities other than Registrable Securities will be excluded from the registration and (iii) last the Registrable Securities requested to be registered by the Holders shall be excluded from such registration to the extent required by the underwriters. If a limitation of the number of shares is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such Registration held by such Holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 1.8 shall be included in such registration statement. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. Notwithstanding the foregoing, in the case of any registered public offering subsequent to the Company's initial public offering, the number of Registrable Securities included in such registration and underwriting shall not be reduced below 25% of the securities included in such registration.

                                      7.

          1.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided,

                                      8.

that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or

                                      9.

regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration. In case the Company shall receive from
               ---------------------
any Holder or Holders holding Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders;
(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if

                                      10.

any) at an aggregate price to the public of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than twice in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the fees and disbursements of counsel for the Holders, but excluding any underwriters' discounts or commissions and taxes, shall be borne pro rata by each of the selling Holders. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          (d) The Company shall not be obligated to effect any registration pursuant to this Section 1.12 if the Company delivers to the Holders requesting registration under this Section 1.12 an opinion, in form and substance acceptable to such Holders, of counsel satisfactory to such Holders, that the Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144(k) under the Act.

          1.13 Limitations on Subsequent Registration Rights. From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.14 "Market Stand-Off" Agreement. The Investor hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation,

                                      11.

any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) all executive officers and directors of the Company enter into similar agreements; and

          (b)  such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.15 Termination of Registration Rights. No Holder shall be entitled
               ----------------------------------
to exercise any right provided for in this Section 1 after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public at a price per share of at least $9.37 (such offering price being subject to proportional adjustment to reflect subdivisions, combinations, stock dividends and similar transactions affecting the number of outstanding shares of Common Stock) for aggregate gross offering proceeds to the Company (calculated before deduction of underwriters' discounts and commissions) of at least $10,000,000, or, with respect to any individual Holder or its transferee, when all Registrable Securities held by such Holder may be sold under Rule 144 within a given 90-day period.

          2.   Right Of First Offer. Subject to the terms and conditions
               --------------------
specified in this Section 2, the Company hereby grants to each Investor holding at least 500,000 shares of Registrable Securities a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, Investors include any affiliates of the Investors and any party to whom such Investor's rights under this Section 2 have been duly assigned in accordance with Section 5 hereof. The Investors shall be entitled to apportion the right of first offer hereby granted it among itself and its affiliates in such proportions as it deems appropriate.

          2.1 Company Requirements. Each time the Company sells or otherwise transfers any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Investors in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to

                                      12.

be offered, (iii) the price and terms, if any, upon which it proposes to offer such Shares and (iv) the identity of proposed purchasers of the Shares.

          (b) Within 10 days after giving of the Offer Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of the number of such Shares which equals the proportion that the number of shares of Common Stock issued and held (assuming conversion of the Preferred Stock then held), by such Investor bears to the total number of shares of Common Stock issued and held (assuming conversion of the Preferred Stock then held), by all of the Investors. In the event an Investor fails to purchase such Investor's pro rata amount under the terms of this Section 2, the Company shall promptly, in writing, inform the other Investors electing to purchase their respective pro rata amounts. During the 10 day period commencing after receipt of such information, such other Investors shall be entitled to obtain that portion of the Shares not so subscribed for subject to the limitations in the first sentence of this paragraph.

          (c) If all Shares are not elected to be obtained as provided in subsection 2(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in subsection 2(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Offer Notice. If the Company does not sell the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2 shall not be applicable (i) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities provided that such securities were offered to the Investors under this Section 2.1 or were outstanding, or issued, on the date of this Agreement; (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board of Directors; (iv) the issuance of securities in connection with an equipment financing, a joint venture, a partnership agreement, bank financings or lease lines approved by the Board of Directors; or (v) the issuance of stock, warrants or other securities or rights to service providers or employees as equity compensation.

          (e) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any Holder or prospective holder of any securities of the Company which would allow such Holder or prospective Holder a right of first offer which is, in the good faith judgment of the Board of Directors of the Company, on terms more favorable to such Holder or prospective Holder than the right of first refusal granted in this Section 2.

          2.2  Termination. This right of first offer shall terminate (i)
               -----------
immediately following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public at a price per share of at least $4.20 (such offering price being subject to proportional adjustment to reflect subdivisions, combinations, stock dividends

                                      13.

and similar transactions affecting the number of outstanding shares of Common Stock) for aggregate gross offering proceeds to the Company (calculated before deduction of underwriters' discounts and commissions) of at least $10,000,000, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

          3.   Right of First Refusal.
               ----------------------

          Each Investor hereby reaffirms that, pursuant to that certain Amended and Restated Co-Sale Agreement dated the date hereof by and between the Company, certain Founders (as defined therein) and certain Investors (as defined therein) (the "Co-Sale Agreement"), they are concurrently herewith granting a "Right of Refusal" (as that term is defined therein) to the Company and certain other parties as set forth in the Co-Sale Agreement.

          4.   Information Rights.
               ------------------

          4.1  Financial Information. The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement (i) with respect to each Investor for so long as it holds at least 500,000 shares of Registrable Securities (as adjusted to reflect subdivisions, combinations, stock dividends, splits and similar transactions), the Company will:

          (a)  Annual Reports.  Furnish to such Investor, as soon as
               --------------
practicable and in any event within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet as of the end of such fiscal year and an audited consolidated statement of operations, an audited consolidated statement of cash flows and an audited statement of stockholders' equity of the Company for such year and detailed financial projections for the next fiscal year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with United States generally accepted accounting principles and practices, consistently applied, and audited by an independent certified public accountant;

          (b)  Quarterly Reports.  Furnish to such Investor as soon as
               -----------------
practicable, and in any case within 30 days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited balance sheet, an unaudited statement of operations and an unaudited statement of cash flows, all prepared in accordance with United States generally accepted accounting principles, consistently applied; and

          (c)  Monthly Balance Sheets.  Within 20 days after the end of each
               ----------------------
calendar month, furnish to such Investor a balance sheet and a statement of operations as of the end of such month, prepared in accordance with United States generally accepted accounting principles, consistently applied.

          (d)  Each of the financial statements to be delivered by
Section 4.1(a), (b) and (c) shall, in a separate line item, reflect the number of cards sold but not used.

                                      14.

          4.2  Inspection Rights. For so long as the Investor holds at least
               -----------------
500,000 shares of Registrable Securities (as adjusted to reflect subdivisions, combinations, stock dividends, splits and similar transactions), the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, at all such reasonable times as may be requested by such Investor, provided, however, that
                                                       --------  -------
the Company shall not be obligated under this Section 4.2 to provide information which it deems in good faith to be a trade secret or similar confidential information if the Investor does not first execute an appropriate nondisclosure agreement.

          4.3  Termination of Information Rights. The Company's obligations
               ---------------------------------
under Sections 4.1 through 4.2 above will terminate upon the earlier of: (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public at a price per share of at least $9.37 (such offering price being subject to proportional adjustment to reflect subdivisions, combinations, stock dividends and similar transactions affecting the number of outstanding shares of Common Stock) for aggregate gross offering proceeds to the Company (calculated before deduction of underwriters' discounts and commissions) of at least $10,000,000, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

          5.   Assignment of Rights.
               --------------------

          5.1  Assignment. Notwithstanding anything herein to the contrary:
               ----------

          (a)  Information Rights.  The rights of each Investor under Section 4
               ------------------
hereof may be assigned only to a party who acquires from such Investor (or such Investor's permitted assigns) at least 500,000 shares of Registrable Securities.

          (b)  Registration Rights, Refusal Rights.  The registration rights of
               -----------------------------------
a Holder under Section 1 hereof, the rights of first offer under Section 2 hereof and the Rights of First Refusal under Section 3 hereof may be assigned only to: (i) any partner or retired partner of any such Holder which is a partnership; (ii) any family member or trust for the benefit of any Holder who is an individual; (iii) with respect to the registration rights under Section 1, to any transferee who acquires at least 500,000 shares of Registrable Securities; and (iv) with respect to the rights of first offer under Section 2, and the Rights of First Refusal under Section 3 hereof to any transferee who acquires at least 500,000 shares of Registrable Securities; provided, however,
                                                            --------  -------
that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning prior to the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided
                                                                       --------
further, that any such assignee shall receive such assigned rights subject to
-------
all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

                                      15.

          6.   Miscellaneous.
               -------------

          6.1  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the internal laws of the State of California without giving effect to the principles of conflicts of laws thereof.

          6.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.4  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.5  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.7  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          6.8  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                      16.

          6.9  Aggregation of Stock. All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.10 Entire Agreement; Superseding Effect. This agreement constitutes
               ------------------------------------
the entire agreement between and among the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between and among the parties hereto pertaining thereto are expressly cancelled. This agreement amends and restates the Original Investors' Rights Agreement in its entirety, and such Original Investors' Rights Agreement shall be deemed terminated upon the execution of this agreement by the Company and the Investors.



                 [Remainder of Page Intentionally Left Blank]

                                      17.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              OCEN COMMUNICATIONS, INC.


                              By:___________________________________________

                              Name: Thomas Bao
                              Its:  President

                              Address:______________________________________
                              ______________________________________________


                              INVESTORS:

                              BAPEF INVESTMENTS VI LIMITED

                              By: __________________________________________
                              Name:
                              Title:

                              Address:______________________________________
                              ______________________________________________

                              BROBECK PHLEGER & HARRISON LLP


                              By:___________________________________________
                              Name: Curtis Mo
                              Its:

                              Address:______________________________________
                              ______________________________________________

                              By:___________________________________________
                              Name: Lloyd Fischer

                              Address:______________________________________
                              ______________________________________________



     [Signature Page to Amended and Restated Investor's Rights Agreement]

                              By:____________________________________________
                              Name: Tina Bow

                              Address:_______________________________________
                              _______________________________________________


                              GOODRICH COMMUNICATIONS CO.

                              By:____________________________________________
                              Name: James Chou
                              Its:

                              Address:_______________________________________
                              _______________________________________________


                              By:____________________________________________
                              Name: Thomas Bao

                              Address:_______________________________________
                              _______________________________________________



                              By:____________________________________________
                              Name: Joseph Bao

                              Address:_______________________________________
                              _______________________________________________


                              By:____________________________________________
                              Name: Curtis Mo

                              Address:_______________________________________
                              _______________________________________________



     [Signature Page to Amended and Restated Investor's Rights Agreement]

                              S.T.B. INTERNATIONAL, INC.


                              By:_________________________________________
                              Name: Steven Bao

                              Address:____________________________________
                              ____________________________________________


                              By:_________________________________________
                              Name: Eva Yang

                              Address:____________________________________
                              ____________________________________________


                              By:_________________________________________
                              Name: Wu Tsai Li Lin

                              Address:____________________________________
                              ____________________________________________


                              ANDERSON INFORMATION TECHNOLOGY LIMITED

                              By: ________________________________________
                              Name:
                              Title:

                              Address:____________________________________
                              ____________________________________________


                              EXCEL-FOUNDATION LIMITED

                              By: ________________________________________
                              Name:
                              Title:

                              Address:____________________________________
                              ____________________________________________



     [Signature Page to Amended and Restated Investor's Rights Agreement]

                              LOTUS LIBERATOR FUND

                              By: ______________________________________
                              Name:
                              Title:

                              Address:__________________________________
                              __________________________________________


                              By:_______________________________________
                              Name: Andrew Schroepfer

                              Address:  2043 Willow Circle
                                         Centerville, MN 55038


                              By:_______________________________________
                              Name: Tad W. Piper

                              Address:  1204 Sharon Park Dr. #87
                                        Menlo Park, CA 94025



                              By:_______________________________________
                              Name: John Sternfield

                              Address:  2765 Ross Road
                                        Palo Alto, CA 94303



                              By:_______________________________________
                              Name: Chung H. Lim

                              Address:  183 Hedge Road
                                        Menlo Park, CA 94025



     [Signature Page to Amended and Restated Investor's Rights Agreement]

                                  SCHEDULE A
                                  ----------

                                   INVESTORS

Series D Preferred Stock Investor Name       Consideration    Shares Purchased
--------------------------------------       -------------    ----------------
Lotus Liberator Fund                         $1,099,995.00         146,666

Excel-Foundation Limited                     $1,899,997.50         253,333

Anderson Information Technology Limited      $1,899,997.50         253,333

Baring Asia Investments IV B.V.              $3,000,000.00         400,000

Brobeck Phleger & Harrison LLP               $   99,997.50          13,333


Series C Preferred Stock Investor Name       Consideration    Shares Purchased
--------------------------------------       -------------    ----------------
Lotus Liberator Fund                         $   1,000,000         476,190

Excel-Foundation Limited                     $     500,000         238,095

Anderson Information Technology Limited      $     500,000         238,095

Andrew Schroepfer                            $      32,000          15,238

Tad W. Piper                                 $      30,000          14,285

John Sternfield                              $      45,500          21,666

Chung H. Lim                                 $      42,500          20,238


Series B Preferred Stock Investor Name       Consideration    Shares Purchased
--------------------------------------       -------------    ----------------
Anderson Information Technology Limited
a. First Closing                             $  499,999.80         261,780
b. Second Closing                            $1,999,999.20       1,047,120
c. Third Closing                             $  749,999.70         392,670
                                            ---------------  ------------------

Excel-Foundation Limited
a. First Closing                             $  499,999.80         261,780
b. Second Closing                            $2,000,001.11       1,047,121
c. Third Closing                             $  749,999.70         392,670
                                            ---------------  ------------------

                                             $6,499,999.31       3,403,141

Series A Preferred Stock Investor Name       Consideration    Shares Purchased
--------------------------------------       -------------    ----------------
1. Joseph Bao                                $      40,581          32,466

2. Thomas Bao                                $      99,623          79,701

3. Tina Bow                                  $     100,657          80,526

4. Goodrich Communications Co.               $      40,666          32,532

5. Baring Asia Investments IV B.V.           $   1,500,000       2,512,480

6. Brobeck Phleger & Harrison LLP            $      20,000          15,999

7. Lloyd Fischer                             $     100,000          80,004

8. Eva Yang                                  $      50,000          39,999

9. Curtis Mo                                 $      10,000          8,001

10. S.T.B. International, Inc.               $      18,500          14,799

11. Wu Tsai Li Lin                           $      20,000          15,999